As filed with the Securities and Exchange Commission on April 26, 2006
Securities Act File No. 333-130326

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMPASS DIVERSIFIED TRUST
(Exact name of Registrant as specified in charter)

Delaware	7363	57-6218917
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of Registrant as specified in its charter)

Delaware	7363	20-3812051
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(203) 221-1703
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
     I. Joseph Massoud
Chief Executive Officer
Compass Group Diversified Holdings LLC
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(203) 221-1703
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven B. Boehm Cynthia M. Krus Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 383-0100 (202) 637-3593 — Facsimile	Ralph F. MacDonald, III Michael P. Reed Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 (404) 881-7000 (404) 253-8272 — Facsimile
     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Each Class of	Amount Being	Maximum Offering	Aggregate	Amount of
Security Being Registered	Registered	Price Per Security	Offering Price(1)	Registration Fee

Shares representing beneficial interests in Compass Diversified Trust			$287,500,000	(4)

Trust interests of Compass Group Diversified Holdings LLC			(2)	(3)

Total			$287,500,000	(4)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	The number of trust interests of Compass Group Diversified Holdings LLC registered hereunder is equal to the number of shares representing beneficial interests in Compass Diversified Trust that are registered hereby. Each share representing one beneficial interest in Compass Diversified Trust corresponds to one underlying trust interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each share representing a beneficial interest in Compass Diversified Trust will be exchanged for a trust interest of Compass Group Diversified Holdings LLC.

(3)	Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the trust interests of Compass Group Diversified Holdings LLC because no additional consideration will be received by Compass Diversified Trust upon exchange of the shares representing beneficial interests in Compass Diversified Trust.

(4)	Previously paid on December 14, 2005.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      Compass Diversified Trust and Compass Group Diversified Holdings LLC are filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-130326) solely for the purpose of filing exhibits 3.4, 3.5, 3.6, 4.1, 4.2, 10.1, 10.4 and 10.8 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

SEC Registration Fee	$30,763
Financial Advisory Fee	$525,000
NASD Filing Fee	$29,250
Listing Application Fee	$5,000
Accounting Fees and Expenses	$1,635,000
Printing and Engraving Expenses	$750,000
Legal Fees and Expenses	$2,800,000
Hart Scott Rodino Filing Fee	$125,000
Miscellaneous(1)	$104,987

Total	$6,000,000

(1)	This amount represents additional expenses that may be incurred by the company or underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.
      Certain provisions of our LLC agreement are intended to be consistent with Section 145 of the Delaware General Corporation Law, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
      Our LLC agreement includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its members;

•	for acts or omissions not in good faith or a knowing violation of law;

•	regarding unlawful dividends and stock purchases analogous to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper benefit.
      Our LLC agreement provides that:

•	we must indemnify our directors and officers, manager and members to the equivalent extent permitted by Delaware General Corporation Law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by the company’s board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.

      The indemnification provisions contained in our LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.
      In addition, we will maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      Not Applicable

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
2.1	Form of Stock Purchase Agreement by and among Compass Group Diversified Holdings LLC, Compass Group Investments, Inc., Compass CS Partners, L.P., Compass CS II Partners, L.P., Compass Crosman Partners, L.P., Compass Advanced Partners, L.P. and Compass Silvue Partners, L.P.‡
3.1	Certificate of Trust of Compass Diversified Trust†
3.2	Trust Agreement dated as of November 18, 2005 of Compass Diversified Trust†
3.3	Certificate of Formation of Compass Group Diversified Holdings LLC†
3.4	LLC Agreement dated as of November 18, 2005 of Compass Group Diversified Holdings LLC
3.5	Amended and Restated Trust Agreement of Compass Diversified Trust
3.6	Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC
4.1	Specimen certificate evidencing a share of trust of Compass Diversified Trust (included in Exhibit 3.5)
4.2	Specimen certificate evidencing an interest of Compass Group Diversified Holdings LLC (included in Exhibit 3.6)
5.1	Form of Opinion of Sutherland Asbill & Brennan LLP*
5.2	Form of Opinion of Richards, Layton & Finger, P.A.*
8.1	Form of Tax Opinion*
10.1	Form of Management Services Agreement among Compass Group Diversified Holdings LLC and Compass Group Management LLC
10.2	Form of Option Plan*
10.3	Form of Registration Rights Agreement*
10.4	Form of Supplemental Put Agreement by and between Compass Group Management LLC and Compass Group Diversified Holdings LLC
10.5	Employment Agreement by and between Compass Group Management LLC and James Bottiglieri dated as of September 28, 2005‡
10.6	Form of Private Placement Agreement by and between Compass Group Diversified Holdings LLC and Compass Group Investments, Inc.*
10.7	Form of Private Placement Agreement by and between Compass Group Diversified Holdings LLC and Pharos I LLC*
10.8	Form of Credit Agreement by and between Compass Group Diversified Holdings LLC and each of the initial businesses
10.9	Shareholders’ Agreement for holders of CBS Personnel Holdings, Inc. Class C common stock‡
10.10	Stockholder’s Agreement for holders of Crosman Acquisition Corp. common stock‡

Exhibit No.	Description

10.11	Stockholder’s Agreement for holders of Compass AC Holdings, Inc. common stock‡
10.12	Stockholder’s Agreement for holders of Silvue Technologies Group, Inc. common stock‡
10.13	Form of Lock-up Agreement (included in Exhibit 1.1)*
10.14	Diablo Marketing LLC Members Agreement‡
10.15	Management Services Agreement by and between Compass CS Inc. and Kilgore Consulting II LLC dated as of October 13, 2000‡
10.16	Form of Amendment of Management Services Agreement by and between Compass CS Inc. and Kilgore Consulting II LLC‡
10.17	Management Services Agreement by and between Crosman Corporation and Kilgore Consulting III LLC dated as of February 10, 2004‡
10.18	Form of Amendment of Management Services Agreement by and between Crosman Corporation and Kilgore Consulting III LLC‡
10.19	Management Services Agreement by and between Advanced Circuits, Inc. and WAJ, LLC dated as of September 20, 2005‡
10.20	Form of Amendment of Management Services Agreement by and between Advanced Circuits, Inc. and WAJ, LLC‡
10.21	Management Services Agreement by and between SDC Technologies, Inc. and Kilgore Consulting III LLC dated as of September 2, 2004‡
10.22	Form of Second Amendment of Management Services Agreement by and between SDC Technologies, Inc. and Kilgore Consulting III LLC‡
10.23	Form of Amendment to Stockholders’ Agreement for holders of Silvue Technologies Group, Inc. common stock‡
10.24	Commitment Letter by and among Compass Group Diversified Holdings LLC The Compass Group International LLC and Ableco Finance LLC‡
23.1	Consent of Grant Thornton LLP‡
23.2	Consent of Grant Thornton LLP‡
23.3	Consent of PricewaterhouseCoopers LLP‡
23.4	Consent of PricewaterhouseCoopers LLP‡
23.5	Consent of Bauerle and Company, P.C.‡
23.6	Consent of White, Nelson & Co. LLP‡
23.7	Consent of Grant Thornton LLP‡
23.8	Consent of Grant Thornton LLP‡
23.9	Consent of Sutherland, Asbill & Brennan LLP (included in Exhibit 5.1)*
23.10	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
24	Powers of Attorney†
99.1	Consent of Duff & Phelps LLC‡

*	To be filed by amendment.

†	Previously filed on December 14, 2005.

‡	Previously filed on April 13, 2006.

(b)	All financial statement schedules required pursuant to this item were either included in the financial information set forth in the prospectus or are inapplicable, and, therefore, have been omitted.

Item 17.	Undertakings.
      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registration or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes that:
      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, in the State of Connecticut, on April 26, 2006.

COMPASS DIVERSIFIED TRUST

By:	COMPASS GROUP DIVERSIFIED

HOLDINGS LLC, as Sponsor

By:	/s/ I. Joseph Massoud

I. Joseph Massoud
Chief Executive Officer

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, in the State of Connecticut, on April 26, 2006.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ I. Joseph Massoud

I. Joseph Massoud
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ I. Joseph Massoud I. Joseph Massoud		Chief Executive Officer (Principal Executive Officer) and Director	April 26, 2006

/s/ James J. Bottiglieri James J. Bottiglieri		Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 26, 2006

* C. Sean Day		Director	April 26, 2006

* D. Eugene Ewing		Director	April 26, 2006

* Ted Waitman		Director	April 26, 2006

* Harold S. Edwards		Director	April 26, 2006

* Mark H. Lazarus		Director	April 26, 2006

*By:	/s/ I. Joseph Massoud I. Joseph Massoud Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

3.4	LLC Agreement dated as of November 18, 2005 of Compass Group Diversified Holdings LLC
3.5	Amended and Restated Trust Agreement of Compass Diversified Trust
3.6	Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC
4.1	Specimen certificate evidencing share of trust stock of Compass Diversified Trust (included in Exhibit 3.5)
4.2	Specimen certificate evidencing Trust interest of Compass Group Diversified Holdings LLC (included in Exhibit 3.6)
10.1	Form of Management Services Agreement among Compass Group Diversified Holdings LLC and Compass Group Management LLC
10.4	Form of Supplemental Put Agreement by and between Compass Group Management LLC and Compass Group Diversified Holdings LLC
10.8	Form of Credit Agreement by and between Compass Group Diversified Holdings LLC and each of the initial businesses